Exhibit 23.2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of Grupo Financiero Galicia S.A. (the "Grupo Galicia") of our report dated February 14, 2005, except for note 1 and 41 as to which the date is May 24, 2005 relating to the consolidated financial statements, which appears in the Grupo Galicia's Annual Report on Form 20-F for the year ended December 31, 2004. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


May 26, 2005

                                             Price Waterhouse & Co. S.R.L.


                                                /s/ Santiago J. Mignone
                                             -------------------------------
                                                  Santiago J. Mignone
                                                        Partner